Exhibit 99.1

Press Release

FOUNDATION HEALTHCARE ANNOUNCES AGREEMENT TO ACQUIRE UNIVERSITY GENERAL HOSPITAL (UGH), A SIXTY-NINE BED ACUTE-CARE HOSPITAL IN HOUSTON, TEXAS

$33 million acquisition of UGH which generated more than $70 million of net revenue in 2014 is expected to close December 31, 2015 and to be immediately accretive

Conference call scheduled for Thursday, November 12 at 4:30pm ET

OKLAHOMA CITY, November 10, 2015 - Foundation HealthCare, Inc. (OTCQB: FDNH), which is an owner and operator of surgical hospitals, announced today that it has signed an Asset Purchase Agreement, or APA, to acquire substantially all of the assets of University General Hospital (UGH). UGH is a sixty-nine bed acute care hospital located near the Texas Medical Center in Houston, Texas. The Hospital, along with its parent company, University General Health System, Inc. (UGHS), filed for protection under Chapter 11 of the U.S. Bankruptcy Code in February 2015. Foundation is purchasing UGH for $33.0 million in the Bankruptcy Court approved sale. Foundation will hold a conference call on Thursday, November 12 at 4:30pm ET to discuss the agreement.

In documents filed with the Bankruptcy Court, UGH reported net revenues in excess of $70 million for 2014. “UGH will be an excellent addition to the Foundation family of physician-owned hospitals,” stated Foundation CEO, Stanton Nelson. “The Foundation team has a great track record in this market having developed, built and managed seven ambulatory surgery centers and one surgical hospital in the Houston area. We expect the transaction to be immediately accretive to our shareholders and look forward to working with our many physician friends in the Houston market,” added Nelson.

Hassan Chahadeh, M.D., chairman and CEO of UGHS added “We are excited about the prospects of UGH becoming part of Foundation’s hospital network. Foundation shares our vision of physician-owned hospitals and provides a strong platform for UGH to continue providing high quality and cost-effective healthcare services in a personalized manner favored by physicians, patients and employees.”

“Foundation has reported $124.8 in net revenues for the twelve months ended September 30, 2015. The scheduled closing date for the UGH transaction is December 31, 2015” said Nelson.

Conference Call

Foundation’s CEO Stanton Nelson, and CFO, Hugh King will host a conference call, followed by a question and answer period:

Date: Thursday, November 12, 2015

Time: 4:30 p.m. Eastern time

Dial-In Number: (888) 348-6454

Via phone

Please dial the toll free number, 888-348-6454, at 4:30 p.m EST (3:30 p.m. CST) and ask to join the Foundation HealthCare earnings call. At the conclusion of the call, a replay will be available until November 26, 2015. To access the replay of the call dial 877-870-5176 and provide the participant passcode 10076153.

Via webcast

The conference call will also be broadcast live at the investor relations section of the Company’s website at www.fdnh.com.

About Foundation HealthCare

Headquartered in Oklahoma City, Foundation HealthCare, Inc. (OTCQB: FDNH) owns and operates surgical hospitals including ancillary hospital based services. These additional services, such as hyperbaric medicine, sleep labs, intra-operative monitoring, imaging and robotic surgery, truly make the Foundation specialty hospital environment unique.

The Company is also an industry leading ASC management and development company focused on partnering with physicians and employees to create an outstanding patient experience, while maximizing partner and shareholder value. The Company is a leader in offering turnkey management and development solutions for physician partners, as well as creating an optimal experience for the patients we serve. For more information, visit www.fdnh.com.

Important Cautions Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on the Company’s current expectations, forecasts and assumptions. Forward-looking statements involve risks and uncertainties that could cause actual outcomes and results to differ materially from the Company’s expectations, forecasts and assumptions. These risks and uncertainties include risks and uncertainties not in the control of the Company, including, without limitation, the risk that Company will maintain enough liquidity to execute its business plan, continue as a going concern and other risks including those enumerated and described in the Company’s filings with the Securities and Exchange Commission, which filings are available on the SEC’s website at www.sec.gov. Unless otherwise required by law, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise